Exhibit 10.15

REVOLVING LOAN AGREEMENT

Up to US $ 500,000.00	November 3, 2008

FOR VALUE RECEIVED, the undersigned, CICERO, INC., a Delaware corporation ("Borrower"), promises to pay to the order of BARBARA SIVAN, its successors and assigns (hereinafter, together with all subsequent holders of this Note, called "Lender"), whose address is 760 Burgundy Circle, King of Prussia, PA 19406, on or before the Commitment Termination Date (hereinafter defined), the principal sum of Five Hundred Thousand Dollars and no/100 ($500,000.00) or so much thereof as may actually be advanced from time to time. Lender agrees to pay interest on the unpaid principal balance hereof at the rate of thirty six percent (36%) per annum, or as much as may actually be advanced from time to time.

ARTICLE I.   DEFINED TERMS
For purposes hereof:

1.1.           "Loan Commitment" means the obligation of the Lender to advance funds pursuant to the terms hereof in an aggregate amount not to exceed Five Hundred Thousand Dollars and No/100 ($500,000.00).

1.2.           "Maturity Date" means, with respect to each advance to the Borrower made by Lender under its Loan Commitment, that date which is one hundred (180) days following the date on which such advance was made.

ARTICLE II.   REVOLVING LOAN

2.1.           Revolving Loan.  The Lender hereby agrees, upon the terms and subject to the conditions of this Note, to lend on a revolving basis to the Borrower, prior to the Commitment Termination Date, amounts not to exceed in the aggregate at any one time the Loan Commitment.  The Borrower may request from time to time that the Lender advance funds to the Borrower in an amount not to exceed in the aggregate at any one time the Loan Commitment.

ARTICLE III.   PAYMENT AND PREPAYMENT

3.1.           Payment.  The Borrower shall repay the outstanding amount of any advance upon receipt of certain receivables (“Collateral”) referenced in the Security Agreement dated November 3, 2008. Amounts repaid by the Borrower may be reborrowed under the terms and conditions of same Security Agreement.  The outstanding principal balance of this Note shall be payable upon receipt of same Collateral. All payments hereunder shall be made to Lender at Lender's address set forth in the first paragraph on page 1 of this Note, or at such other address as Lender may from time to time designate.  All amounts payable hereunder are payable in lawful money of the United States of America in immediately available funds. For same day credit all monies shall be received by Lender at such address as Lender may designate, at or before 4:00 p.m. (Cary, North Carolina time); all monies received after such time shall be deemed received on the following business day.

Exhibit 10.15

3.2           Prepayment.  The Borrower may prepay the whole or any portion of the principal amount of this Note at any time.

ARTICLE IV.    CONVERSION

4.1.           Conversion at the Option of the Holder. Subject to the limitations on conversions contained in Article VII, the Holder may, at any time and from time to time, convert (an "OPTIONAL CONVERSION") up to a maximum of TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000.00) of the unpaid principal amount hereof and any accrued interest thereon into a number of fully paid and non-assessable shares of Common Stock as is equal to the quotient obtained by dividing (x) the amount of principal and interest being  converted by (y) $0.25 cents per common share, the Conversion Price in effect.

4.2.           Mechanics of Conversion. In order to effect an Optional Conversion, the Holder shall:  fax (or otherwise deliver) a copy of the fully executed Notice of Conversion to the Borrower (Attention: Secretary).  Upon receipt by the Borrower of a facsimile copy of a Notice of Conversion from the Holder, the Borrower shall promptly send, via facsimile, a confirmation to the Holder stating that the Notice of Conversion has been received, the date upon which the Borrower expects to deliver the Common Stock issuable upon such conversion and the name and telephone number of a contact person at the Borrower regarding the conversion. The Borrower shall not be obligated to issue shares of Common Stock upon a conversion unless this Note is delivered to the Borrower as provided above, or the Holder notifies the Borrower that this Note has been lost, stolen or destroyed and delivers the documentation to the Borrower required by Article IV hereof.

    (i)           Delivery of Common Stock Upon Conversion. Upon the surrender of this Note accompanied by a Notice of Conversion, the Borrower (itself, or through its transfer agent) shall, no later than the later of (a) the tenth (10th) business day following the Conversion Date and (b) the business day following the date of such surrender (or, in the case of lost, stolen or destroyed certificates, after provision of indemnity pursuant to Article VI) (the "DELIVERY PERIOD"), issue and deliver (i.e., deposit with a nationally recognized overnight courier service postage prepaid) to the Holder or its nominee (x) that number of shares of Common Stock issuable upon conversion of that portion of this Note being converted and (y) a new Note representing the principal balance of this Note not being converted, if any.

    (ii)           Taxes. The Borrower shall pay any and all taxes that may be imposed upon it with respect to the issuance and delivery of the shares of Common Stock upon the conversion of this Note.

    (iii)           No Fractional Shares. If any conversion would result in the issuance of a fractional share of Common Stock (aggregating the entire amount of principal and interest being converted pursuant to a given Notice of Conversion), such fractional share shall be payable in cash based upon the Conversion Price of the Common Stock at such time, and the number of shares of Common Stock issuable upon conversion of this Note shall be the next lower whole number of shares. If the Borrower elects not to, or is unable to, make such a cash payment, the holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

Exhibit 10.15

    (iv)          Conversion Disputes. In the case of any dispute with respect to a conversion, the Borrower shall promptly issue such number of shares of Common Stock as are not disputed in accordance with subparagraph (i) above. If such dispute involves the calculation of the Conversion Price, and such dispute is not promptly resolved by discussion between the Holder and the Borrower, the Borrower shall submit the disputed calculations to an independent outside accountant via facsimile within three business days of receipt of the Notice of Conversion. The accountant shall promptly audit the calculations and notify the Borrower and the Holder of the results no later than three business days from the date it receives the disputed calculations. The accountant's calculation shall be deemed conclusive, absent manifest error, and the party whose proposed calculation is further from the calculation determined by the accountant shall bear all of the accountant's expenses. The Borrower shall then issue the appropriate number of shares of Common Stock in accordance with subparagraph (i) above.

    (v)           Payment of Accrued Amounts. Upon conversion of any unpaid principal amount of this REVOLVING LOAN AGREEMENT, all accrued interest on such amount through and including the Conversion Date shall be paid on the Conversion Date in accordance with one of the permitted payment methods set forth in Article I above.

ARTICLE V   RESERVATION OF SHARES OF COMMON STOCK

5.           Reserved Amount. On or prior to the Issuance Date, the Borrower shall reserve one million shares of its authorized but unissued shares of Common Stock for issuance upon conversion of the Notes pursuant to Article IV, and, thereafter, the number of authorized but unissued shares of Common Stock so reserved (the "RESERVED AMOUNT") shall at all times be sufficient to provide for the full conversion of all of the Notes outstanding at the then current Conversion Price thereof (without giving effect to the limitations contained in Article IV).

ARTICLE VI   FAILURE TO SATISFY CONVERSIONS

6.           Conversion Defaults. If, at any time, (i) the Holder submits a Notice of Conversion and the Borrower fails for any reason (other than because such issuance would exceed the Holder's allocated portion of the Reserved Amount, for which failures the holder shall have the remedies set forth in Article IV) to deliver, on or prior to the fifth business day following the expiration of the Delivery Period for such conversion, such number of freely tradable shares of Common Stock to which the Holder is entitled upon such conversion, (such event being a "CONVERSION DEFAULT"), then the Holder may elect, at any time and from time to time prior to the Default Cure Date for such Conversion Default, by delivery of a Default Notice to the Borrower, to have all or any portion of the unpaid principal amount hereof and accrued interest thereto paid by the Borrower in cash.

Exhibit 10.15

ARTICLE VII   EVENTS OF DEFAULT

7.1.           Events of Default.  If any of the following events ("Events of Default") shall occur and be continuing:

(a)           a failure by the Borrower to pay the principal amount of any advance in full on the Maturity Date for such advance;

(b)           the breach by the Borrower of any covenant or agreement contained in this Note and the continuance of such breach for thirty (30) days after written notice thereof is given by the Lender to the Borrower; or

(c)           the entry of an order, judgment or decree by any court of competent jurisdiction granting the Borrower relief as a debtor under the Federal Bankruptcy Code or otherwise adjudicating the Borrower as bankrupt or as insolvent or the making of an assignment for the benefit of creditors by the Borrower, or the commencement by or against the Borrower of a voluntary or involuntary case for relief as a debtor under the Federal Bankruptcy Code or the commencement of any other bankruptcy, insolvency, reorganization, arrangement, debt adjustment, receivership, liquidation, trusteeship, custodianship, or dissolution proceedings by or against the Borrower, and, if instituted adversely, the consent by the Borrower to the same or the admission in writing of the material allegations contained in the petition filed in said proceedings; provided, however, if any action as described herein shall be instituted against the Borrower, the Borrower shall have sixty (60) days to dismiss such action; then, (A) upon an Event of Default of the type described in paragraph (c), the aggregate unpaid principal amount of any and all interest accrued on this Note shall be and become immediately due and payable without any notice of any kind or other act on the part of the holder of this Note, and (B) in any such other event, and at any time thereafter, if any Event of Default shall then be continuing, the Lender may by written notice to the Borrower declare the aggregate unpaid principal amount of and all interest accrued on this Note to be forthwith due and payable, whereupon the aggregate unpaid principal amount of and all interest accrued on this Note shall forthwith due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower.

ARTICLE VIII   MISCELLANEOUS

8.1.           Fees and Expenses.  The Borrower shall pay all costs and expenses, including reasonable attorneys' fees, incurred by the Lender in connection with the collection of this Note upon an Event of Default.

8.2.           Notices.  All notices to Borrower under this Note shall be sent to the addresses on the signature page hereto in writing and shall be deemed received (i) if mailed, three (3) days after placement in the United States mail postage prepaid, by registered or certified mail, return receipt requested, (ii) if via overnight mail, on the day delivered, or (iii) if personally delivered, when delivered.

Exhibit 10.15

8.3.           Governing Law.  This Note is being delivered by the Borrower which is duly organized under the laws of the State of Delaware and shall be construed in accordance with the laws thereof, without giving effect to its principles of conflict or choice of law.

8.4.           Headings and Severability.  Article, section and subsection headings in this Note are included herein for convenience of reference only and shall not constitute a part of this Note for any other purpose.  If any provision of this Note or application thereof to any person, entity or circumstance is held invalid, such invalidity shall not affect other provisions of this Note which can be given effect without the invalid provisions, and to this end, the provisions of this Note shall be severable.

85.           Binding Effect; Assignment or Transfer.  This Note shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that neither the Borrower nor the Lender may assign or delegate its respective rights or obligations under this Note without the prior written consent of the other.  Notwithstanding the foregoing, the transfer or assignment by the Borrower to a successor entity in connection with a change of control shall not be deemed to be an assignment or delegation prohibited by this Section.

8.6.           Borrower Waivers.  Except as otherwise specifically provided herein, the Borrower, and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note, AND DO HEREBY WAIVE TRIAL BY JURY.

IN WITNESS WHEREOF, Cicero, Inc. has caused this Note to be executed and delivered for and on its behalf by its officer thereunto duly authorized as of the day and year first above written.

CICERO, INC.

By:	/s/ John Broderick
John Broderick,
Chief Executive Officer

Address:
8000 Regency Parkway
Suite 542
Cary, NC 27518

Exhibit 10.15

EXHIBIT A
NOTICE OF OPTIONAL CONVERSION

To:          Cicero, Inc.
8000 Regency Parkway, Suite 542
Cary, NC 27518
Attention:  John P. Broderick, CEO/CFO

The undersigned hereby irrevocably elects to convert $____________ of the outstanding principal balance of, and accrued interest on, the Note (the "CONVERSION"), into shares of common stock ("COMMON STOCK") of Cicero, Inc. (the "CORPORATION") according to the conditions of the Revolving Loan Agreement dated November 3, 2008 (the "NOTE"), as of the date written below.  If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.  No fee will be charged to the holder for any conversion, except for transfer taxes, if any. The original of the Note is attached hereto (or evidence of loss, theft or destruction thereof).

In the event of partial exercise, please reissue an appropriate Note(s) for the principal balance which shall not have been converted.

The undersigned acknowledges and agrees that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the Note have been or will be made only pursuant to an effective registration of the transfer of the Common Stock under the Securities Act of 1933, as amended (the "ACT"), or pursuant to an exemption from registration under the Act.

Check Box if Applicable:

☐      The undersigned hereby requests that the Corporation issue and deliver to the undersigned or its nominee (if applicable) physical certificates representing such shares of Common Stock.

Date of Conversion:_________________________

Applicable Conversion Price:_________________

Number of Shares of
Common Stock to be Issued:__________________

Signature:__________________________________

Name:_____________________________________

Address:____________________________________